Exhibit 1.1

KENNEDY-WILSON, INC.
(a Delaware corporation)
$350,000,000 5.875% Senior Notes due 2024
UNDERWRITING AGREEMENT
Dated: November 12, 2014

KENNEDY-WILSON, INC.
(a Delaware corporation)
$350,000,000 5.875% Senior Notes due 2024

UNDERWRITING AGREEMENT
November 12, 2014
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Deutsche Bank Securities Inc.
as Representatives of the several Underwriters

c/o    Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
c/o    Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:
Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Deutsche Bank are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Guarantors (as defined below) and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $350,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2024 (the “Additional Notes”). The Additional Notes will form a single series and be fungible with the $300,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2024 issued on March 25, 2014 (together with the Additional Notes, the “Notes”), as described in the General Disclosure Package (as defined below).
The payment of principal of, and interest on the Additional Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Parent”), (ii) the entities listed on the signature pages hereof as “Subsidiary Guarantors” (the “Subsidiary Guarantors” and together with the Parent, the “Guarantors”) and (iii) any domestic subsidiary of the Company formed or acquired after the Closing Time (as defined in Section 2(b) hereof) that executes an additional guarantee in accordance with the terms of the Indenture (as defined below), and, subject to the terms of the Indenture, their respective successors and assigns, pursuant to their guarantees (the “Guarantees”). The Additional Notes and the Guarantees thereof are herein collectively referred to as the “Securities.”
The Securities will be issued pursuant to the indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Certain terms of the Securities and the Guarantees have been established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture dated as of March 25, 2014 among the Company, the Guarantors and the Trustee (together with the Base Indenture, the “Indenture”).
This Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”
The Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).
The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-192059) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement (including the prospectus attached thereto) used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company and the Guarantors will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement (including the prospectus attached thereto), in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:
“Applicable Time” means 3:00 P.M., New York City time, on November 12, 2014 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) prepared by or on behalf of the Company or used or referred to by the Company or any Guarantor, and exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, or (iv) the Final Term Sheet (as defined below), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
SECTION 1.Representations and Warranties.
(a)    Representations and Warranties by the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:
(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s and the Guarantors’ knowledge, contemplated. The Parent and the Guarantors have complied with each request (if any) from the Commission for additional information. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.
(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any individual

Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting (Conflicts of Interest)—Commissions and Discounts,” the information in the first and second paragraphs under the heading “Underwriting (Conflicts of Interest)—Short Positions,” the information under the heading “Underwriting (Conflicts of Interest)—Electronic Distribution” and the information in the third and fourth sentences of the second paragraph under the heading “Underwriting (Conflicts of Interest)—Other Relationships,” in each case in the form contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
(iv)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(v)    Independent Accountants. The accountants who expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related schedules and notes thereto) filed with the Commission and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accounting firms within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board, and any non-audit services provided by such accountants to the Parent or any of its subsidiaries have been approved by the Audit Committee of the Parent’s Board of Directors.
(vi)    Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which they relate at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the entities to which they relate for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedule attached to such financial statements presents fairly in accordance with Regulation S-X under the 1933 Act the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein at the dates indicated, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(vii)    No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Parent and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) the Parent and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (C) except for regular quarterly dividends on the Parent’s common stock, par value $0.0001 per share, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.
(viii)    Incorporation and Good Standing of the Parent, the Company and their Subsidiaries. Each of the Parent, the Company and their subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Parent, the Company and their subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non‑assessable and is owned by the Parent, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Parent are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(ix)    Capitalization and Other Capital Stock Matters. As of September 30, 2014, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto (and after giving effect to the other adjustments referred to under the caption referred to below), the Parent would have an authorized outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Registration Statement, the General Disclosure Package and the Prospectus). All of the outstanding shares of capital stock of the Parent have been duly authorized and validly issued and are fully paid and non‑assessable. None of the outstanding shares of capital stock of the Parent were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Parent. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Parent or any of its subsidiaries other than those described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.
(x)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
(xi)    Authorization of Indenture. The Base Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Supplemental Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(xii)    Authorization of the Additional Notes and the Guarantees. The Additional Notes to be purchased by the Underwriters from the Company will, at the Closing Time, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided for in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The Guarantees of the Additional Notes will, at the Closing Time, be in the form contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Additional Notes, at the Closing Time, will have been duly executed by each of the Guarantors and, when the Additional Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided in this Agreement, such Guarantees will constitute valid and binding obligations of the respective Guarantors, enforceable against the respective Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except such preemptive rights as have been validly waived prior to the issuance of the Securities.
(xiii)    Description of the Transaction Documents. The Transaction Documents conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(xiv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and those that have been waived.
(xv)    Absence of Violations, Defaults and Conflicts. None of the Parent, the Company or any of their subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Parent, the Company or any of their subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Parent, the Company or any of their subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Parent, the Company or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the consummation of the transactions contemplated herein and therein, and related transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”), and compliance by the Company and the Guarantors with their respective obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Parent, the Company or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Parent, the Company or any of their subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for violations of any such laws, statutes, rules, regulations, judgments, orders, writs or decrees that would not, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent, the Company or any of their subsidiaries.
(xvi)    Absence of Labor Dispute. No labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is imminent, and the Parent is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
(xvii)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, proceedings, inquiries or investigations now pending or, to the knowledge of the Parent, threatened (A) against the Parent or any of its subsidiaries or (B) which has as the subject thereof any property owned or leased by the Parent or any of its subsidiaries, which would, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantors of their obligations hereunder.
(xviii)    Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xix)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent party thereto, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated hereby or thereby, and related transactions contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, securities laws of any state or other jurisdiction (other than federal securities laws) or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xx)    Possession of Licenses and Permits. The Parent and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease and operate its properties and to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Parent nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xxi)    Title to Properties. The Parent and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the financial statements referred to in Section 1(a)(vi) hereof (or elsewhere in the Registration Statement, the General Disclosure

Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Parent or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Parent or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Parent or such subsidiary.
(xxii)    Possession of Intellectual Property. The Parent and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Parent nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
(xxiii)    Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each of the Parent and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Parent or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Parent nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent or any of its subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Parent has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Parent or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Parent’s knowledge, threatened against the Parent or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Parent or any of its subsidiaries has retained or assumed either contractually or by operation of law; (D) neither the Parent nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Parent or any of its subsidiaries; and (F) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Material of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law (as defined below) on the part of the Parent or any of its subsidiaries, including without limitation, any such liability which the Parent or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (A) the Release or threatened Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
(xxiv)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Parent conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Parent has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxv)    ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Parent, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Parent or its subsidiaries are in compliance with the applicable provisions of ERISA and, to the knowledge of the Parent, each “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Parent, its subsidiaries or any of their ERISA Affiliates (as defined below) contributes (a “Multiemployer Plan”) is in compliance with ERISA; (B) no “reportable event” (as defined under Section 4043(c) of ERISA, other than an event for which the 30-day notice requirement is waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Parent, its subsidiaries or any of their ERISA Affiliates; (C) no “single employer plan” (as defined in Section 4001(a)(15) of ERISA) established or maintained by the Parent, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA); (D) none of the Parent, its subsidiaries and any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4980B of the Code (as defined below); (E) neither the Parent nor its subsidiaries has incurred or reasonably expects to incur any liability under Section 4975 of the Code; and (F) each “employee benefit plan” established or maintained by the Parent or its subsidiaries that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Parent, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate”

means, with respect to the Parent or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Parent or such subsidiary is a member.
(xxvi)    Accounting Controls and Disclosure Controls. The Parent and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder, and is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Parent has established and maintains disclosure controls and procedures (as defined under Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent and its subsidiaries is made known to the chief executive officer and chief financial officer of the Parent by others within the Parent or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Parent’s auditors and the Audit Committee of the Board of Directors of the Parent have been advised of: (A) any identified significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Parent’s ability to record, process, summarize and report financial data; and (B) any identified fraud, whether or not material, that involves management or other employees who have a role in the Parent’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(xxvii)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent or any of the Parent’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxviii)     Tax Law Compliance. The Parent and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Parent has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(a)(vi) hereof in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Parent or any of its subsidiaries has not been finally determined.

(xxix)    Insurance. The Parent and each of its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real property (other than immaterial owned or leased real property) owned or leased by the Parent and its subsidiaries against damage, destruction, acts of vandalism, flood and earthquakes. The Parent has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Parent nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied.
(xxx)    Investment Company Act. Neither the Company nor any Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxxi)    Absence of Manipulation. Neither the Company nor any Guarantor or affiliate of the Company or any Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxxii)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the best of the Parent’s knowledge, threatened against the Parent or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Parent’s knowledge, threatened, against the Parent or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Parent’s knowledge, threatened against the Parent or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Parent or any of its subsidiaries and, to the best of the Parent’s knowledge, no union organizing activities taking place and (B) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(xxxiii)    Anti-Corruption. Neither the Parent nor any of its subsidiaries, nor, to the knowledge of the Parent, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (each, a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption laws; and the Parent, its subsidiaries and, to the knowledge of the Parent, its affiliates have conducted their businesses in compliance with the all applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxiv)    Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Parent or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.
(xxxv)    OFAC. None of the Parent, its subsidiaries, nor, to the knowledge of the Parent, any director, officer, agent, employee, affiliate or representative of the Parent or any of its subsidiaries is an individual or entity (“Person”) that is (or, to the knowledge of the Parent, none of the foregoing persons or entities is owned or controlled by) a Person that is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent or the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of financing any activities of or business with any Person, or in any country or territory that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will, to the Company’s knowledge, result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.
(xxxvi)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Parent or any affiliate of the Parent, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Parent or any affiliate of the Parent, on the other hand, which is required by the 1933 Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Parent or any affiliate of the Parent to or for the benefit of any of the officers or directors of the Parent or any affiliate of the Parent or any of their respective family members.
(xxxvii)        Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) neither the Company nor any Guarantor has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) the Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxviii)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Parent and the Company believe to be reliable and accurate in all material respects on the basis stated therein and represent their good faith estimates that are made on the basis of data derived from such sources.
(xxxix)    Regulations T, U, X. None of the Company, any Guarantor or any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(xl)    Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Time will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (A) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (B) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (C) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such person does not have unreasonably small capital.
(b)    Officers’ Certificates. Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.
SECTION 2.    Sale and Delivery to Underwriters; Closing.
(a)    Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantors, at the price set forth in Schedule A, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.
(b)    Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the fourth (fifth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
(c)    Denominations; Registration. Certificates through the book-entry facilities of The Depository Trust Company (the “Depositary”) for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination by the Representatives in The City of New York (or true facsimiles thereof will be made so available elsewhere) not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.
SECTION 3.    Covenants of the Company and the Guarantors. Each of the Company and the Guarantors further covenants and agrees with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Parent and the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Parent and the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Parent and the Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Parent and the Company have paid the required Commission filing fees relating to the Securities in accordance with Rules 456(a) and 457(o) under the 1933 Act Regulations.
(b)    Continued Compliance with Securities Laws. The Parent and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Parent and the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Parent and the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Parent and the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Parent and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Parent and the Company have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Parent and the Company will give the Representatives notice of their intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements. The Company shall, upon request, furnish to the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one signed copy of all consents and certificates of experts, and will, upon request, also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(e)    Blue Sky Qualifications. The Company and the Guarantors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Company nor the Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Parent will timely file such reports with the Commission pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided, however, that in no event shall this paragraph (f) require the Parent to file any such report with the Commission earlier than it is otherwise required to so file such report pursuant to the 1934 Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    The Depositary. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
(i)    Agreement Not to Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company and the Guarantors will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish a “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantors or securities exchangeable for or convertible into debt securities of the Company or the Guarantors, in each case other than as contemplated hereby.
(j)    Reporting Requirements. The Parent, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.
(k)    Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form attached as Exhibit C hereto, reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall have reasonably objected. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus, there has occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
SECTION 4.    Payment of Expenses.
(a)    Expenses. Each of the Company and the Guarantors agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation of the Transaction Documents and the preparation, issuance and delivery of the Securities to the Underwriters, including any issue or transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee and any transfer agent or registrar for the Securities, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and one half the cost of aircraft and other transportation chartered in connection with the road show, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), Section 10 or Section 11 hereof, the Company and the Guarantors shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated pursuant to Section 10 hereof, such reimbursement of out-of-pocket expenses shall only be made by the Company and the Guarantors to the non-defaulting Underwriters.
SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein or in certificates of any officer of the Company and the Guarantors or any of their subsidiaries delivered pursuant to the provisions hereof, as of the date hereof and as of the Closing Time as though then made and, to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Parent’s or the Company’s knowledge, contemplated; and the Parent and the Company have complied with each request (if any) from the Commission for additional information. The Parent and the Company shall have paid the required Commission filing fees relating to the Securities in accordance with Rules 456(a) and 457(o) under the 1933 Act Regulations.
(b)    Opinion of Counsel for Company and Guarantors. At the Closing Time, the Representatives shall have received the favorable opinion, dated the date of the Closing Time, of Kulik, Gottesman, Mouton & Siegel, LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto.
(c)    Opinion of Special Counsel for Company and Guarantors. At the Closing Time, the Representatives shall have received the favorable (i) corporate opinion, (ii) tax opinion and (iii) negative assurance letter of Latham & Watkins LLP, special counsel for the Company and the Guarantors, each dated the date of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters substantially to the effect set forth in Exhibits B-1, B-2 and B-3 hereto, respectively.
(d)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the date of the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Guarantors and certificates of public officials.
(e)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Parent and the Company and of the chief financial or chief accounting officer of the Parent and the Company, executed by such officers on behalf of the Parent, the Company and each Guarantor, dated the date of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(f)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(g)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the date of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(h)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in any rating assigned to the Securities or of any securities of the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)    Indenture. At the Closing Time, the Company shall have executed and delivered the Base Indenture and the Supplemental Indenture, and the Guarantors shall have executed and delivered the Supplemental Indenture, each in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.
(j)    Additional Documents. On or before the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.
(k)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.
SECTION 6.    Indemnification.
(a)    Indemnification of Underwriters. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers, employees, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b)    Indemnification of Company, Guarantors and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel (and one local counsel in each jurisdiction) to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel in each jurisdiction), which shall be selected by Merrill Lynch (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, liability, claim, damage or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or is a potential party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the

Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. The provisions set forth in Section 6 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 hereof for purposes of indemnification.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, directors, officers, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Underwriters’ respective obligations to contribute pursuant to this

Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Guarantors or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.
SECTION 9.    Termination of this Agreement.
(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 15, 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not fewer than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:
(i)    if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)    if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.    Default by the Company. If the Company shall fail at the Closing Time to sell the principal amount of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 11, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
SECTION 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to parties hereto shall be directed as follows:
If to the Underwriters:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated One Bryant Park New York, New York 10036 Facsimile:	212-901-7897 Attention: Legal Department

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Facsimile: 212-797-4877
Attention: Leveraged Debt Capital Markets

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Facsimile: 212-701-5550
Attention: John Crowley, Esq.
and, in the case of Deutsche Bank Securities Inc., also to:

Attention of the General Counsel, 36th Floor
Facsimile: 212-797-4561

If to the Company or the Guarantors:

Kennedy-Wilson Holdings, Inc.
9701 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90212
Facsimile: (310) 887-3410
Attention: Justin Enbody
with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071
Facsimile: (213) 891-8763
Attention: Julian Kleindorfer, Esq.
Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 13.    No Advisory or Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantors or any of their subsidiaries, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities, and the Company and the Guarantors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.
SECTION 14.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the

Underwriters, the Company, the Guarantors and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantors and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.    Trial by Jury. Each of the Company and the Guarantors (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
SECTION 17.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 20.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 21.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.
Very truly yours,
KENNEDY-WILSON, INC.,
as Company

By /s/ Justin Enbody	Name: Justin Enbody Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

KENNEDY-WILSON HOLDINGS, INC.,
as Parent

By	/s/ Justin Enbody Name: Justin Enbody Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

KENNEDY-WILSON PROPERTIES, LTD.
KENNEDY-WILSON PROPERTY SERVICES, INC.
KENNEDY-WILSON PROPERTY SERVICES II, INC.
KENNEDY WILSON PROPERTY SERVICES III, L.P.
KENNEDY-WILSON PROPERTY EQUITY, INC.
KENNEDY-WILSON PROPERTY EQUITY II, INC.
KENNEDY-WILSON PROPERTY SPECIAL EQUITY, INC.
KENNEDY-WILSON PROPERTY SPECIAL EQUITY II, INC.
KENNEDY WILSON PROPERTY SPECIAL EQUITY III, LLC
K-W PROPERTIES
KENNEDY WILSON PROPERTY SERVICES III GP, LLC
KW BASGF II MANAGER, LLC
KWF INVESTORS I, LLC
KWF INVESTORS II, LLC
KWF INVESTORS III, LLC
KWF MANAGER I, LLC
KWF MANAGER II, LLC
KWF MANAGER III LLC
KENNEDY WILSON OVERSEAS INVESTMENTS, INC.
FAIRWAYS 340 CORP.
KW—RICHMOND, LLC
SG KW VENTURE I MANAGER LLC
KW LOAN PARTNERS I LLC
KW LOAN PARTNERS II LLC
KW SUMMER HOUSE MANAGER, LLC
KW MONTCLAIR, LLC
KW BLOSSOM HILL MANAGER, LLC
KW SERENADE MANAGER, LLC
K-W SANTIAGO INC.
KW REDMOND MANAGER, LLC
DILLINGHAM RANCH AINA LLC
68-540 FARRINGTON, LLC
KW DILLINGHAM AINA LLC
KENNEDY WILSON FUND MANAGEMENT GROUP, LLC
KENNEDY-WILSON INTERNATIONAL
KENNEDY-WILSON TECH, LTD.
KWP FINANCIAL I
KENNEDY-WILSON PROPERTIES, LTD.
KENNEDY WILSON AUCTION GROUP INC.
KWF MANAGER IV, LLC
KWF MANAGER V, LLC
KW IRELAND LLC
KENNEDY WILSON PROPERTY EQUITY IV, LLC
KW BUILDER MARKETING SERVICES, INC.
KW FUND IV—KOHANAIKI LLC
KW TELSTAR PARTNERS, LLC
KWF INVESTORS IV, LLC
KWF INVESTORS V, LLC
MEYERS RESEARCH, LLC

[Signature Page to Underwriting Agreement]

KW ARMACOST, LLC
SANTA MARIA LAND PARTNERS MANAGER, LLC
KW INVESTMENT ADVISER, LLC
KENNEDY-WILSON CAPITAL
KW CAPTOWERS PARTNERS, LLC
KW FOUR POINTS LLC
KW LOAN PARTNERS VII, LLC
KWF INVESTORS VII, LLC
KWF MANAGER VII, LLC
KW RESIDENTIAL CAPITAL, LLC
KW BOISE PLAZA, LLC
KW LOAN PARTNERS VIII, LLC
KENNEDY WILSON PROPERTY SERVICES IV, L.P.
KENNEDY WILSON PROPERTY SERVICES IV GP, LLC
KW/CV THIRD-PACIFIC MANAGER, LLC
KW EU LOAN PARTNERS II, LLC
KWF INVESTORS VIII LLC
KWF MANAGER VIII, LLC
KW 1200 MAIN, LLC
KW HARRINGTON LLC
KW 5200 LANKERSHIM MANAGER, LLC
KWF MANAGER X, LLC
KWF MANAGER XI, LLC
KWF MANAGER XII, LLC
KW REAL ESTATE VENTURE XIII, LLC
KWF MANAGER XIII, LLC
KWF MANAGER XV LLC
KW EU LOAN PARTNERS III, LLC
KW EU INVESTORS I, LLC
KW RICHFIELD PLAZA, LLC
KW CURRIER SQUARE SHOPPING CENTER, LLC
KW CREEKVIEW SHOPPING CENTER, LLC
KW SECURITIES, LLC
KW VICTORY LAND LOAN, LLC
KW VICTORY PLAZA LOAN, LLC
COUNTRY RIDGE IX, LLC
KW EU INVESTORS VIII, LLC
KW PARK SANTA FE, LLC
KW CYPRESS, LLC
KW TACOMA CONDOS, LLC
KW DESERT RAMROD SPONSOR, LLC
as Subsidiary Guarantors

By	/s/ Justin Enbody Name: Justin Enbody Title: Authorized Person

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,	as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
DEUTSCHE BANK SECURITIES INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By /s/ Jeffrey D. Horowitz
Authorized Signatory

By: DEUTSCHE BANK SECURITIES INC.

By /s/ Richard Grellier
Authorized Signatory

By /s/ Nicholas Hayes
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A
The initial public offering price of the Securities shall be 100.000% of the principal amount thereof, plus accrued interest from, and including, October 1, 2014 to, but excluding, November 18, 2014 plus, if the Closing Time occurs after November 18, 2014, accrued interest, if any, from, and including, November 18, 2014 to, but excluding, the date of the Closing Time.
The purchase price to be paid by the Underwriters for the Securities shall be 98.500% of the principal amount thereof plus accrued interest from, and including, October 1, 2014 to, but excluding, the date of the Closing Time.

Name of Underwriter	Principal Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$140,000,000
Deutsche Bank Securities Inc.	96,250,000
J.P. Morgan Securities LLC	70,000,000
U.S. Bancorp Investments, Inc.	43,750,000

Total	$350,000,000

Sch A-1

SCHEDULE B
Issuer General Use Free Writing Prospectuses
Final Term Sheet

Sch B-1

Exhibit A
FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)
1.    The Company is a corporation under the DGCL. Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.
2.    Based solely on certificates from public officials, we confirm that each Guarantor is duly qualified as a foreign corporation, limited partnership or limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of each of the Guarantors and its subsidiaries, considered as one entity.
3.    Based solely on certificates from public officials, we confirm that the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.
4.    Each of the Guarantors is a corporation or limited liability company. Based solely on certificates from public officials, we confirm that each of the Guarantors has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation.
5.    The Underwriting Agreement has been duly authorized by all necessary corporate or limited liability company action of the Company and each of the Guarantors, as applicable, and the Underwriting Agreement has been duly executed and delivered by the Company and each of the Guarantors.
6.    Each of the Base Indenture and the Supplemental Indenture has been duly authorized by all necessary corporate action of the Company, and has been duly executed and delivered by the Company.
7.    The Supplemental Indenture has been duly authorized by all necessary corporate or limited liability company action, as applicable, of each of the Guarantors, and has been duly executed and delivered by each of the Guarantors.
8.    The Additional Notes have been duly authorized by all necessary corporate action of the Company.
9.    The Guarantees have been duly authorized by all necessary corporate or limited liability company action, as applicable, of each Guarantor.
10.    The execution and delivery of the Underwriting Agreement, the Indenture and the Securities, and the issuance and sale of the Additional Notes by the Company and the Guarantees by each of the

A1-1

Guarantors to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:
a. result in the breach of or a default under (i) the Specified Agreements listed on Schedule 2 hereto, or (ii) the Company’s and the Guarantor’s Organizational Documents or Formation Documents; or
b. violate any judgment, order or decree of any court.
11.    There are no pending actions, suits or proceedings against or affecting the Company, the Guarantors, or any of their respective subsidiaries that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Indenture, the Additional Notes, the Guarantees or the Underwriting Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated.

A1-2

SCHEDULE 1
Guarantors

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation

2.	Kennedy-Wilson Properties, Ltd., a Delaware corporation

3.	Kennedy-Wilson Property Services, Inc., a Delaware corporation

4.	Kennedy-Wilson Property Services II, Inc., a Delaware corporation

5.	Kennedy Wilson Property Services III, L.P., a Delaware limited partnership

6.	Kennedy-Wilson Property Equity, Inc., a Delaware corporation

7.	Kennedy-Wilson Property Equity II, Inc., a Delaware corporation

8.	Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation

9.	Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation

10.	Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company

11.	K-W Properties, a California corporation

12.	Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company

13.	KW BASGF II Manager, LLC, a Delaware limited liability company

14.	KWF Investors I, LLC, a Delaware limited liability company

15.	KWF Investors II, LLC, a Delaware limited liability company

16.	KWF Investors III, LLC, a Delaware limited liability company

17.	KWF Manager I, LLC, a Delaware limited liability company

18.	KWF Manager II, LLC, a Delaware limited liability company

19.	KWF Manager III LLC, a Delaware limited liability company

20.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

21.	Fairways 340 Corp., a Delaware corporation

22.	KW—Richmond, LLC, a Delaware limited liability company

23.	SG KW Venture I Manager LLC, a Delaware limited liability company

24.	KW Loan Partners I LLC, a Delaware limited liability company

25.	KW Loan Partners II LLC, a California limited liability company

26.	KW Summer House Manager, LLC, a Delaware limited liability company

27.	KW Montclair, LLC, a Delaware limited liability company

28.	KW Blossom Hill Manager, LLC, a Delaware limited liability company

29.	KW Serenade Manager, LLC, a Delaware limited liability company

30.	K-W Santiago Inc., a California corporation

31.	KW Redmond Manager, LLC, a Delaware limited liability company

32.	Dillingham Ranch Aina LLC, a Delaware limited liability company

33.	68-540 Farrington, LLC, a Delaware limited liability company

34.	KW Dillingham Aina LLC, a Delaware limited liability company

35.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

36.	Kennedy-Wilson International, a California corporation

37.	Kennedy-Wilson Tech, Ltd., a California corporation

38.	KWP Financial I, a California corporation

39.	Kennedy-Wilson Properties, LTD., an Illinois corporation

40.	Kennedy Wilson Auction Group Inc., a California corporation

41.	KWF Manager IV, LLC, a Delaware limited liability company

42.	KWF Manager V, LLC, a Delaware limited liability company

43.	KW Ireland LLC, a Delaware limited liability company

44.	Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company

45.	KW Builder Marketing Services, Inc., a California corporation

A1-3

46.	KW Fund IV—Kohanaiki LLC, a Delaware limited liability company

47.	KW Telstar Partners, LLC, a Delaware limited liability company

48.	KWF Investors IV, LLC, a Delaware limited liability company

49.	KWF Investors V, LLC, a Delaware limited liability company

50.	Meyers Research, LLC, a Delaware limited liability company

51.	KW Armacost, LLC, a Delaware limited liability company

52.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

53.	KW Investment Adviser, LLC, a Delaware limited liability company

54.	Kennedy-Wilson Capital, a California corporation

55.	KW Captowers Partners, LLC, a Delaware limited liability company

56.	KW Four Points LLC, a Delaware limited liability company

57.	KW Loan Partners VII, LLC, a Delaware limited liability company

58.	KWF Investors VII, LLC, a Delaware limited liability company

59.	KWF Manager VII, LLC, a Delaware limited liability company

60.	KW Residential Capital, LLC, a Delaware limited liability company

61.	KW Boise Plaza, LLC, a Delaware limited liability company

62.	KW Loan Partners VIII, LLC, a Delaware limited liability company

63.	Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership

64.	Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company

65.	KW/CV Third-Pacific Manager, LLC, a Delaware limited liability company

66.	KW EU Loan Partners II, LLC, a Delaware limited liability company

67.	KWF Investors VIII LLC, a Delaware limited liability company

68.	KWF Manager VIII, LLC, a Delaware limited liability company

69.	KW 1200 Main, LLC, a Delaware limited liability company

70.	KW Harrington LLC, a Delaware limited liability company

71.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

72.	KWF Manager X, LLC, a Delaware limited liability company

73.	KWF Manager XI, LLC, a Delaware limited liability company

74.	KWF Manager XII, LLC, a Delaware limited liability company

75.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company

76.	KWF Manager XIII, LLC, a Delaware limited liability company

77.	KWF Manager XV LLC, a Delaware limited liability company

78.	KW EU Loan Partners III, LLC, a Delaware limited liability company

79.	KW EU Investors I, LLC, a Delaware limited liability company

80.	KW Richfield Plaza, LLC, a Delaware limited liability company

81.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company

82.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

83.	KW Securities, LLC, a Delaware limited liability company

84.	KW Victory Land Loan, LLC, a Delaware limited liability company

85.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

86.	Country Ridge IX, LLC, a Delaware limited liability company

87.	KW EU Investors VIII, LLC, a Delaware limited liability company
88.KW Park Santa Fe, LLC, a Delaware limited liability company
89.KW Cypress, LLC, a Delaware limited liability company
90.KW Tacoma Condos, LLC, a Delaware limited liability company
91.KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

A1-4

SCHEDULE 2
Specified Documents

A1-5

Exhibit B-1
FORM OF CORPORATE OPINION OF COMPANY’S AND GUARANTORS’ SPECIAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
1.    To the extent the laws of the State of New York govern, each of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture has been duly executed and delivered by the Company and each of the respective Identified Guarantors. Each of the Base Indenture and the Supplemental Indenture is the legally valid and binding agreement of the Company and the Identified Guarantors, enforceable against the Company and each Identified Guarantor in accordance with its terms.
2.    When the Additional Notes have been executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Guarantees of the respective Identified Guarantors will be the legally valid and binding agreement of the respective Identified Guarantors, enforceable against the respective Identified Guarantors in accordance with their terms.
3.    To the extent the laws of the State of New York govern, the Additional Notes have been duly executed by the Company. When executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Additional Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    The execution and delivery of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities by the Company, and the execution and delivery of the Underwriting Agreement and the Supplemental Indenture by the Identified Guarantors, and the consummation of the issuance and sale of the Additional Notes by the Company and the Guarantees by each of the Identified Guarantors to the Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:
(i)    result in the breach of the Specified Agreements listed on Schedule 2 hereto;
(ii)    violate any federal or New York or California statute, rule or regulation applicable to the Company or the Identified Guarantors; or
(iii)    require any consents, approvals or authorizations to be obtained by any of the Company or the Identified Guarantors from, or any registrations, declarations or filings to be made by any of the Company or the Identified Guarantors with, any governmental authority under any federal or New York or California statute, rule or regulation applicable to the Company or the Identified Guarantors, on or prior to the date hereof that have not been obtained or made.
5.    The Registration Statement has become effective under the Act and the rules and regulations of the Commission thereunder. With your consent, based solely on a review of the Commission’s website page at http://www.sec.gov/litigation/stoporders.shtml on November [__], 2014, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) under the Act (without reference to Rule 424(b)(8)), and the Final Term Sheet has been filed in accordance with Rule 433(d) under the Act.

B1-1

6.    The Registration Statement, as of November [__], 2014, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S‑T, the Trustee’s Statement of Eligibility on Form T-1 or the financial statements, schedules, or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
7.    The Indenture has been duly qualified under the 1939 Act.
8.    The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of the Notes,” “Description of Debt Securities” and “Description of Guarantees,” insofar as they purport to constitute a summary of the terms of the Indenture, the Additional Notes and the Guarantees, are accurate descriptions or summaries in all material respects.
9.    Each of the Company and the Identified Guarantors is not, and, immediately after giving effect to the sale of the Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. In delivering the foregoing opinion, we have relied as to factual matters and with your consent on one or more certificates of an officer of the Company and the Identified Guarantors.
10.    To the best of our knowledge, neither the Company nor any Identified Guarantor is a party to any agreement that would (after giving effect to any waivers or amendments thereto obtained on or prior to the date hereof) require securities owned by any person or entity other than the Company to be included in the Registration Statement.

B1-2

SCHEDULE 1
Guarantors
1.Kennedy-Wilson Holdings, Inc., a Delaware corporation

2.	Kennedy-Wilson Properties, Ltd., a Delaware corporation

3.	Kennedy-Wilson Property Services, Inc., a Delaware corporation

4.	Kennedy-Wilson Property Services II, Inc., a Delaware corporation

5.	Kennedy Wilson Property Services III, L.P., a Delaware limited partnership

6.	Kennedy-Wilson Property Equity, Inc., a Delaware corporation

7.	Kennedy-Wilson Property Equity II, Inc., a Delaware corporation

8.	Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation

9.	Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation

10.	Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company

11.	K-W Properties, a California corporation

12.	Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company

13.	KW BASGF II Manager, LLC, a Delaware limited liability company

14.	KWF Investors I, LLC, a Delaware limited liability company

15.	KWF Investors II, LLC, a Delaware limited liability company

16.	KWF Investors III, LLC, a Delaware limited liability company

17.	KWF Manager I, LLC, a Delaware limited liability company

18.	KWF Manager II, LLC, a Delaware limited liability company

19.	KWF Manager III LLC, a Delaware limited liability company

20.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

21.	Fairways 340 Corp., a Delaware corporation

22.	KW—Richmond, LLC, a Delaware limited liability company

23.	SG KW Venture I Manager LLC, a Delaware limited liability company

24.	KW Loan Partners I LLC, a Delaware limited liability company

25.	KW Loan Partners II LLC, a California limited liability company

26.	KW Summer House Manager, LLC, a Delaware limited liability company

27.	KW Montclair, LLC, a Delaware limited liability company

28.	KW Blossom Hill Manager, LLC, a Delaware limited liability company

29.	KW Serenade Manager, LLC, a Delaware limited liability company

30.	K-W Santiago Inc., a California corporation

31.	KW Redmond Manager, LLC, a Delaware limited liability company

32.	Dillingham Ranch Aina LLC, a Delaware limited liability company

33.	68-540 Farrington, LLC, a Delaware limited liability company

34.	KW Dillingham Aina LLC, a Delaware limited liability company

35.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

36.	Kennedy-Wilson International, a California corporation

37.	Kennedy-Wilson Tech, Ltd. a California corporation;

38.	KWP Financial I, a California corporation

39.	Kennedy-Wilson Properties, LTD., an Illinois corporation

40.	Kennedy Wilson Auction Group Inc., a California corporation

41.	KWF Manager IV, LLC, a Delaware limited liability company

42.	KWF Manager V, LLC, a Delaware limited liability company

43.	KW Ireland LLC, a Delaware limited liability company

44.	Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company

45.	KW Builder Marketing Services, Inc., a California corporation

B1-3

46.	KW Fund IV—Kohanaiki LLC, a Delaware limited liability company

47.	KW Telstar Partners, LLC, a Delaware limited liability company

48.	KWF Investors IV, LLC, a Delaware limited liability company

49.	KWF Investors V, LLC, a Delaware limited liability company

50.	Meyers Research, LLC, a Delaware limited liability company

51.	KW Armacost, LLC, a Delaware limited liability company

52.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

53.	KW Investment Adviser, LLC, a Delaware limited liability company

54.	Kennedy-Wilson Capital, a California corporation

55.	KW Captowers Partners, LLC, a Delaware limited liability company

56.	KW Four Points LLC, a Delaware limited liability company

57.	KW Loan Partners VII, LLC, a Delaware limited liability company

58.	KWF Investors VII, LLC, a Delaware limited liability company

59.	KWF Manager VII, LLC, a Delaware limited liability company

60.	KW Residential Capital, LLC, a Delaware limited liability company

61.	KW Boise Plaza, LLC, a Delaware limited liability company

62.	KW Loan Partners VIII, LLC, a Delaware limited liability company

63.	Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership

64.	Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company

65.	KW/CV Third-Pacific Manager, LLC, a Delaware limited liability company

66.	KW EU Loan Partners II, LLC, a Delaware limited liability company

67.	KWF Investors VIII LLC, a Delaware limited liability company

68.	KWF Manager VIII, LLC, a Delaware limited liability company

69.	KW 1200 Main, LLC, a Delaware limited liability company

70.	KW Harrington LLC, a Delaware limited liability company

71.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

72.	KWF Manager X, LLC, a Delaware limited liability company

73.	KWF Manager XI, LLC, a Delaware limited liability company

74.	KWF Manager XII, LLC, a Delaware limited liability company

75.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company

76.	KWF Manager XIII, LLC, a Delaware limited liability company

77.	KWF Manager XV LLC, a Delaware limited liability company

78.	KW EU Loan Partners III, LLC, a Delaware limited liability company

79.	KW EU Investors I, LLC, a Delaware limited liability company

80.	KW Richfield Plaza, LLC, a Delaware limited liability company

81.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company

82.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

83.	KW Securities, LLC, a Delaware limited liability company

84.	KW Victory Land Loan, LLC, a Delaware limited liability company

85.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

86.	Country Ridge IX, LLC, a Delaware limited liability company

87.	KW EU Investors VIII, LLC, a Delaware limited liability company
88.KW Park Santa Fe, LLC, a Delaware limited liability company
89.KW Cypress, LLC, a Delaware limited liability company
90.KW Tacoma Condos, LLC, a Delaware limited liability company
91.KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

B1-4

SCHEDULE 2
Specified Agreements

B1-5

Exhibit B-2
FORM OF TAX OPINION OF COMPANY’S AND GUARANTORS’ SPECIAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in each of the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

B2-1

Exhibit B-3
FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S AND GUARANTORS’ SPECIAL COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(c)
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in numbered paragraph 8 of our letter to you of even date pertaining to general transaction matters and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Final Term Sheet and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Parent and the Company, the independent public accountants for the Parent, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Final Term Sheet and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•
the Registration Statement, as of November [__], 2014, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•
the Preliminary Prospectus, at the Applicable Time (as defined in the Underwriting Agreement) on November [__], 2014 (together with the Incorporated Documents at that time), when taken together with the Final Term Sheet, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•
the Prospectus, as of its date and as of the date hereof (together with the Incorporated Documents as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, the Prospectus or the Incorporated Documents.

B3-1

Exhibit C
FORM OF FINAL TERM SHEET
TO BE PREPARED PURSUANT TO SECTION 3(k)

Issuer Free Writing Prospectus
Pricing Term Sheet    Filed Pursuant to Rule 433
Dated November 12, 2014    Registration Statement No. 333-192059
Supplementing the Preliminary
Prospectus Supplement dated November 12, 2014
(To Prospectus dated November 1, 2013)

Kennedy-Wilson, Inc.
5.875% Senior Notes due 2024

The information in this pricing term sheet relates to the offering of the 5.875% Senior Notes due 2024 of Kennedy- Wilson, Inc. (the “Offering”) and should be read together with the preliminary prospectus supplement dated November 12, 2014 relating to the Offering (the “Preliminary Prospectus Supplement”) and the prospectus dated November 1, 2013, including the documents incorporated by reference therein, relating to Registration Statement No. 333-192059. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

Issuer:	Kennedy-Wilson, Inc. (the “Issuer”)
Security:	5.875% Senior Notes due 2024 (the “Additional Notes”)
Principal Amount:	$350,000,000
Format:	SEC Registered
Maturity:	April 1, 2024
Coupon (Interest Rate):	5.875%
Public Offering Price:
100.0% per Additional Note, plus accrued interest from, and including, October 1, 2014 to, but excluding, November 18, 2014, plus accrued interest, if any, from, and including, November 18, 2014, if settlement occurs after that date.

Yield to Worst:	5.874%
Interest Payment Dates:	April 1 and October 1, beginning on April 1, 2015
Record Dates:	March 15 and September 15
Optional Redemption:	Callable during the 12-month period commencing on April 1 of the years, and at the prices (expressed as percentages of the principal amount), set forth below:
Optional Redemption with Equity Proceeds:	Prior to April 1, 2017, up to 35.0% at a redemption price equal to 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

Make-Whole Redemption:
At any time prior to April 1, 2019, the Issuer may redeem the Additional Notes, in whole or in part, at a “make-whole” premium, plus accrued and unpaid interest to the redemption date. The “make-whole” will be determined as described in the Preliminary Prospectus Supplement under the caption “Description of the Notes—Optional Redemption.”

Trade Date:	November 12, 2014
Settlement Date:
November 18, 2014 (T+4)
The Issuer expects that delivery of the Additional Notes will be made to investors on or about the Settlement Date, which will be the fourth business day following the Trade Date (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required, subject to certain exceptions, to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to sell their Additional Notes before the third business day prior to the Settlement Date will be required, by virtue of the fact that the Additional Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Use of Proceeds:
The Issuer estimates that the net cash proceeds from the sale of the Additional Notes will be approximately $344.0 million, after deducting underwriting discounts and commissions and estimated offering expenses to be paid by the Issuer.
The Issuer currently intends to use the net proceeds from the sale of the Additional Notes, together with existing cash on hand, to redeem the outstanding aggregate principal amount of its 8.750% Senior Notes due 2019.

CUSIP / ISIN Numbers:	489399 AG0 / US489399AG06
Fungibility
The Additional Notes will form a single series and be fungible with the $300,000,000 aggregate principal amount of the Company’s outstanding 5.875% Senior Notes due 2024. After giving effect to the issuance of the Additional Notes, there will be $650,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2024 outstanding.

Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Deutsche Bank Securities Inc. J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc.

* * *
The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and an accompanying prospectus dated November 1, 2013) with the Securities and Exchange Commission (the “SEC”) for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, by calling 1-800-294-1322 or by emailing dg.prospectus_requests@baml.com, or from Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005-2836, Attn.: Prospectus Group, or by emailing

prospectus.CPDG@db.com, or by calling (800) 503-4611, or from J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attn: Syndicate Desk or by calling 1-800-245-8812, or from U.S. Bancorp Investments, Inc. 214 N. Tryon St., 26th Floor, Charlotte, NC 28202 or by calling toll-free at 1-877-558-2607.
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